UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed	by a Party other than the Registrant ☐

Check	the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Xilinx, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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June 17, 2003

Dear Xilinx Stockholder:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders to be held on Thursday, August 7, 2003 at 11:00 a.m. Pacific Daylight Time, at Xilinx, Inc.’s headquarters located at 2050 Logic Drive, San Jose, California, 95124. We look forward to your attendance either in person or by proxy. For your convenience, we are pleased to offer a live audio webcast of the annual meeting at www.investor.xilinx.com.

The notice of annual meeting, proxy statement and proxy card from Xilinx’s Board of Directors (the “Board”) are enclosed. You may also read the notice of annual meeting and the proxy statement on the Internet at www.investor.xilinx.com.

At this meeting, the agenda includes the annual election of directors and a proposal to ratify the appointment of our independent auditors, Ernst & Young LLP, as well as any other business that may properly come before the meeting or any adjournment or postponement thereof. The Board recommends that you vote FOR the election of each of the director nominees nominated by the Board Nominating and Governance Committee and FOR the ratification of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending April 3, 2004. Please refer to the proxy statement for detailed information on each of the proposals.

At the meeting, we will also report on the operations of the Company, and you will have an opportunity to ask questions. Whether or not you plan to attend, please take a few minutes now to vote online or via telephone or, alternatively, mark, sign, date and return your proxy in the enclosed postage-paid envelope so that your shares will be represented.

Thank you for your continuing interest in Xilinx.

Very truly yours,

Willem P. Roelandts

President and Chief Executive Officer

IMPORTANT:    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE YOUR PROXY ONLINE OR BY TELEPHONE, OR, IN THE ALTERNATIVE, COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PLEASE REFERENCE THE “PROXY VOTING; VOTING VIA THE INTERNET AND TELEPHONE” SECTION ON PAGE 1 FOR ADDITIONAL INFORMATION.

XILINX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

August 7, 2003

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Xilinx, Inc., a Delaware corporation (the “Company”), will be held on Thursday, August 7, 2003 at 11:00 a.m., Pacific Daylight Time, at the Company’s headquarters located at 2050 Logic Drive, San Jose, California, 95124 for the following purposes:

1.    To elect eight (8) directors to serve for the ensuing year or until their successors are duly elected and qualified;

2.    To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending April 3, 2004; and

3.    To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on June 9, 2003 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote online or via telephone or, in the alternative, to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you have Internet access, we encourage you to record your vote on the Internet. Any stockholder of record attending the meeting may vote in person even if he or she returned a proxy. For your convenience, we are pleased to offer a live audio webcast of the annual meeting at www.investor.xilinx.com.

FOR THE BOARD OF DIRECTORS

Thomas R. Lavelle

Secretary

San Jose, California

June 17, 2003

IMPORTANT:    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO VOTE YOUR PROXY ONLINE OR BY TELEPHONE, OR, IN THE ALTERNATIVE, COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PLEASE REFERENCE THE “ PROXY VOTING; VOTING VIA THE INTERNET AND TELEPHONE” SECTION ON PAGE 1 FOR ADDITIONAL INFORMATION.

XILINX, INC.

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being mailed to stockholders of Xilinx, Inc., a Delaware corporation (the “Company”), on or about June 17, 2003 in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on Thursday, August 7, 2003 at 11:00 a.m., Pacific Daylight Time, at the Company’s headquarters, located at 2050 Logic Drive, San Jose, California 95124, and any adjournment and postponement thereof.

The cost of preparing, assembling and mailing the notice of annual meeting of stockholders, proxy statement and form of proxy and the solicitation of proxies will be paid by the Company. The Company has retained the services of Georgeson Shareholder Communications, Inc. to assist in obtaining proxies from brokers and nominees of stockholders for the Annual Meeting of Stockholders. The estimated cost of such services is approximately $5,500 plus out-of-pocket expenses. Proxies may also be solicited in person or by telephone or electronically by personnel of the Company who will not receive any additional compensation for such solicitation. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals.

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

Voting

Each stockholder is entitled to one vote for each share of Common Stock of the Company (“Common Stock”) with respect to all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Record Date

Only stockholders of record at the close of business (5:00 p.m., Eastern Daylight Time) on June 9, 2003 (the “Record Date”) are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof. Stockholders of record will be entitled to one vote for each share of Common Stock held. For information regarding holders of more than 5% of the outstanding Common Stock, see “Security Ownership of Certain Beneficial Owners and Management.”

Shares Outstanding

As of the close of business on May 15, 2003, there were 339,885,848 shares of Common Stock outstanding. The closing price of the Company’s Common Stock on May 15, 2003, as reported by the NASDAQ national market was $28.90 per share.

Proxy Voting; Voting via the Internet and Telephone

Shares for which proxy cards are properly executed and returned or that are properly voted via the Internet or by telephone will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” the election of each of the nominees to the Board named herein and “FOR” the ratification of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2004. It is not expected that any matters other than the election of Directors and the ratification of the Company’s independent auditors will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named as proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. Most stockholders have three options for submitting their votes: (1) via the Internet, (2) by phone or (3) by mail, using the paper proxy card. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves your Company significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. For further instructions on voting, see your proxy card or the e-mail you received for electronic delivery of this proxy statement. If you attend the annual meeting, you may also submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the annual meeting.

Electronic Delivery of Xilinx Stockholder Communications

If you decide to vote via the Internet as described above, at that time, you will have the opportunity to elect to have all future stockholder communications delivered to you electronically. We encourage you to sign up for such electronic delivery as it conserves natural resources and reduces printing and mailing costs.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the outstanding shares of Common Stock as of the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting and will determine whether or not a quorum is present. Shares that are voted “FOR,” “AGAINST” or “WITHHELD” (abstentions) are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the record owners of the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter (the “Votes Cast”) with respect to such matter. In the absence of instructions, shares represented by valid proxies shall be voted in accordance with the recommendations of the Board of Directors as shown on the proxy. The inspector of elections will treat broker non-votes as present only for purposes of determining a quorum and not as Votes Cast. Broker non-votes occur when a stockholder owning Common Stock in street name does not provide voting instructions to the bank, brokerage firm or other custodian holding his/her shares and that person does not exercise discretion to vote those shares.

Vote Required

With respect to the election of directors, the eight nominees receiving the highest number of Votes Cast at the meeting shall be elected as directors. Affirmative votes constituting a majority of the Votes Cast will be required to ratify the appointment of Ernst & Young LLP. Abstentions will have the effect of a vote against the ratification of Ernst & Young LLP.

Revocability of Proxies

A stockholder giving a proxy may revoke it at any time before it is voted by delivering to Thomas R. Lavelle, the Secretary of the Company, at 2050 Logic Drive, San Jose, California 95124, a written notice of revocation or a duly executed proxy bearing a later date, or by appearing at the meeting and voting in person. Any stockholder owning Common Stock in street name wishing to revoke his/her voting instructions must contact the bank, brokerage firm or other custodian who holds his/her shares or by obtaining a legal proxy from such bank or brokerage firm and voting in person at the Annual Meeting.

Deadline for Receipt of Stockholder Proposals

Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company’s 2004 Annual Meeting of Stockholders must be received by the Company no later than February 18,

2004, and satisfy the other requirements set forth in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in order to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting.

Proxies solicited by the Company grant the proxy holders discretionary authority to vote on any matter raised at the meeting. If a stockholder intends to submit a proposal at the next meeting of stockholders that is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give notice to the Company no later than May 3, 2004. If a stockholder does not comply with the foregoing notice provision and does not also satisfy the requirements of Rule 14a-4(c) under the Exchange Act, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the next annual meeting of stockholders.

In addition, the Company’s Bylaws include advance notice provisions that require stockholders desiring to bring nominations or other business before an annual stockholders meeting to do so in accordance with the terms of the advance notice provisions regardless of whether the stockholder seeks to include such matters in the Company’s Proxy Statement pursuant to Rule 14a-8. These advance notice provisions require that, among other things, stockholders give timely written notice to the Secretary of the Company regarding such nominations or other business and otherwise satisfy the requirements set forth in the Bylaws. To be timely, a stockholder who intends to present nominations or a proposal at the 2004 Annual Meeting of Stockholders without inclusion of the proposal in the Company’s proxy materials must provide written notice of the nominations or other business they wish to propose to the Secretary no less than 90 days prior to the 2004 Annual Meeting of Stockholders. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

A board of eight directors is to be elected at the Annual Meeting. Pursuant to action by the Board’s Nominating and Governance Committee, the Company is nominating the eight individuals named below, each of whom is currently a director of the Company. Please note that Bernie V. Vonderschmitt, Chairman of the Company’s Board of Directors is retiring from the Board as of August 7, 2003 and therefore is not a nominee for election (See “Retiring Director” below). Upon Mr. Vonderschmitt’s retirement, and if elected, Willem P. Roelandts, the Company’s President and Chief Executive Officer will become the Chairman of the Board of Directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s eight nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

Name of Nominee	Age	Principal Occupation	Director Since
Willem P. Roelandts	58	President and Chief Executive Officer Xilinx, Inc.	1996

John L. Doyle	71	Consultant	1994

Jerald G. Fishman	57	President and CEO, Analog Devices Inc.	2000

Philip T. Gianos	53	General Partner, InterWest Partners	1985

William G. Howard, Jr	61	Consultant	1996

Harold E. Hughes, Jr.	57	Consultant	2003

Richard W. Sevcik	55	Senior Vice President and General Manager Xilinx, Inc.	2000

Elizabeth Vanderslice	39	Consultant	2000

Mr. Roelandts joined the Company in January 1996 as Chief Executive Officer and a member of the Company’s Board of Directors. In April 1996, he was appointed to the additional position of President of the Company. Prior to joining the Company, Mr. Roelandts served at Hewlett-Packard Company, a computer manufacturer, as Senior Vice President and General Manager of Computer Systems Organizations from August 1992 through January 1996 and as Vice President and General Manager of the Network Systems Group from December 1990 through August 1992. Mr. Roelandts does not serve on the board of directors of any other public company.

Mr. Doyle joined the Company’s Board of Directors in 1994. Mr. Doyle was formerly employed by Hewlett-Packard Company, where he served as Executive Vice President of Business Development from 1988 through 1991; Executive Vice President, Systems Technology Sector from 1986 to 1988; Executive Vice President, Information Systems and Networks from 1984 to 1986; and Vice President, Research and Development, from 1981 to 1984. Mr. Doyle also served as Co-Chief Executive Officer of Hexcel Corp., a manufacturer of honeycomb, advanced composites, reinforced fabrics and resins, from July 1993 to December 1993. From September 1991 to July 1993, and from December 1993 to the present, Mr. Doyle has been an independent consultant. Mr. Doyle also serves as a director of Analog Devices, Inc., and DURECT Corporation.

Mr. Fishman has been President and Chief Executive Officer of Analog Devices, Inc., a semiconductor manufacturer, since November 1996. Mr. Fishman also serves as a director of Analog Devices, Inc. and Cognex Corporation.

Mr. Gianos has been a General Partner of InterWest Partners, a venture capital firm focused on information technology and life sciences, since August 1982. Prior to joining InterWest Partners, Mr. Gianos was with IBM Corporation for eight years in engineering management. He managed both chip design and systems integration for several IBM office automation products. Mr. Gianos also serves as a director of T/R Systems.

Mr. Howard has worked as an independent consultant since December 1990. Mr. Howard also serves as a director of BEI Electronics, Inc., BEI Technologies, Inc., Credence Systems Corporation, IMT, Inc. and Ramtron International Corporation.

Mr. Hughes, who joined the Xilinx Board of Director’s on June 11, 2003, has worked as an independent consultant since 2000. Mr. Hughes was employed by Intel Corporation, a semiconductor manufacturer, from 1974 through 1997 where he held several positions including the roles of Chief Financial Officer (1989-1992) and Treasurer (1979-1986). From 1997 to 2000, Mr. Hughes founded and acted as CEO for Pandesic, LLC, a firm providing web-based SAP systems, which was sold to SAP AG. Mr. Hughes also serves as a director of Merant, Inc., London Pacific Group, Rambus, Inc., and Atsana Semiconductor Corp.

Mr. Sevcik joined the Company in April 1997 as Senior Vice President and General Manager. He was elected to the Board of Directors of the Company in 2000. Prior to joining the Company, Mr. Sevcik worked at Hewlett-Packard Company for 10 years where, from 1994 through 1996, he served as Group General Manager of the company’s Systems Technology Group and oversaw five divisions involved with product development for servers, workstations, operating systems, microprocessors, networking and security. In 1995, he was named Vice President at Hewlett-Packard.

Ms. Vanderslice served as a General Manager of Terra Lycos, Inc., an Internet access and interactive content provider, from July 1999 until July 2001. Prior to joining Terra Lycos, Ms. Vanderslice served as president of Wired Digital, Inc., an online services company, from 1996 through June 1999. Prior to joining Wired Digital, Ms. Vanderslice was a vice president at H. W. Jesse & Co., a San Francisco investment banking and business strategy-consulting firm.

Retiring Director

Mr. Vonderschmitt was Chief Executive Officer of the Company from August 1994 to January 1996 and was President of the Company from its inception in February 1984 to August 1994. Mr. Vonderschmitt will serve as Chairman of the Company’s Board of Directors and as a consultant to the Company until August 7, 2003 at which time Mr. Vonderschmitt will retire from the Company’s Board of Directors. During fiscal year 2003, Mr. Vonderschmitt was a member of the board of directors of Credence Systems, Inc., Sanmina-SCI Corporation, Bay Microsystems, Inc. and Gyration, Inc.; Mr. Vonderschmitt retired from the board of directors of Credence and Bay Microsystems, Inc. during fiscal year 2003.

Required Vote

The eight nominees receiving the highest number of affirmative votes of the Votes Cast shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under Delaware law.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE ELECTION OF THE DIRECTOR NOMINEES.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors, on the recommendation of the Audit Committee, has selected Ernst & Young LLP, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending April 3, 2004 and recommends that stockholders vote for ratification of such appointment. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will take the vote under advisement in evaluating whether to retain Ernst & Young LLP.

Representatives of Ernst & Young LLP attend meetings of the Audit Committee of the Board of Directors including executive sessions of the Audit Committee at which no members of Xilinx management are present. Ernst & Young LLP has audited the Company’s financial statements for each fiscal year since the fiscal year ended March 31, 1984. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. In addition, they will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Fees Paid to Ernst & Young LLP

Under its charter the Audit Committee pre-approves and reviews all audit and permissible non-audit services performed by Ernst & Young LLP as well as the fees charged by Ernst & Young LLP for such services. For fiscal year 2003, the Audit Committee reviewed and approved only those non-audit service engagements not related to tax by Ernst & Young LLP that had a fee greater than 20% of the annual audit fees, or all such engagements that cumulatively exceeded 30% of the annual audit fees. In its review of non-audit services, the Audit Committee considered whether the provision of such services is compatible with maintaining Ernst & Young LLP’s independence.

The following table shows the fees billed and billable for the audit and other services provided by Ernst & Young LLP for fiscal years 2003 and 2002.

	2003	2002
Audit Fees	$553,000	$424,000	*
Audit Related Fees	$34,000	$42,000
Tax Fees	$45,000	$30,000
All Other Fees	$54,000	$366,000	**

Total	$686,000	$862,000

*	Total includes $14,000 of non-U.S. audit fees not included in the Company’s 2002 proxy statement.
**	Total includes $6,000 of tax litigation service fees not included in the Company’s 2002 proxy statement.

Audit Fees.    This category includes fees for the audit of the Company’s financial statements and for the review of the Company’s interim financial statements on Form 10-Q. This category also includes advice on any audit and accounting matters that arose during the audit or the review of interim financial statements and statutory audits required by non-U.S. jurisdictions.

Audit Related Fees.    This category consists of assurance and related services that are reasonably related to the performance of the audit or interim financial statement review and are not reported under “Audit Fees”. The services for fees disclosed in this category include benefit plan audits, accounting consultations and assurance services related to government grants.

Tax Fees.    This category consists of fees for tax compliance, tax planning and tax advice services.

All Other Fees.    This category consists of fees for business continuity planning, tax litigation services and general corporate compliance services. Since 2001, the Company has engaged the services of Ernst & Young LLP in support of its tax litigation with the Internal Revenue Service. Under the provisions of the Sarbanes-Oxley Act of 2002, the Company is required to phase out these services by May 6, 2004. (Please see the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (“SEC”) on June 12, 2003 for further information on the Company’s litigation.)

Required Vote

Affirmative votes constituting a majority of the Votes Cast will be required to ratify the appointment of Ernst & Young LLP.

In the absence of instructions, shares represented by valid proxies shall be voted in accordance with the recommendations of the Board of Directors as shown on the proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST &

YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2004.

BOARD MEETINGS AND COMMITTEES

The Board of Directors of the Company held a total of six (6) meetings during the fiscal year ended March 29, 2003. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors or its committees on which such director served during the fiscal year. The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee.

The Audit Committee, which currently consists of John L. Doyle, William G. Howard, Jr, and Elizabeth Vanderslice, met six (6) times during fiscal year 2003. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities to the stockholders relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the audit process. Mr. Howard joined the Audit Committee in October 2002 to replace Frank Seiji Sanda who decided not to stand for re-election for the Board of Directors at last year’s Annual Meeting of Stockholders. All of the Committee members are independent as defined in NASDAQ Stock Market Marketplace Rule 4200(a)(14) and at least one member qualifies as an “Audit Committee Financial Expert” as defined by SEC rules. The Audit Committee operates in accordance with a written charter adopted by the Board, a copy of which is attached to this Proxy Statement as Appendix A.

The Compensation Committee, which currently consists of Philip T. Gianos, William G. Howard, Jr. and Jerald G. Fishman, met ten (10) times during fiscal year 2003. The Compensation Committee has responsibility for establishing the compensation policies of the Company. The Committee determines the compensation of the Company’s Board of Directors and its executive officers and has exclusive authority to grant options to executive officers under the 1997 Stock Plan. The Compensation Committee is governed by a Charter which can be found on the Company’s website at www.investor.xilinx.com.

The Nominating and Governance Committee, which currently consists of Bernard V. Vonderschmitt, Jerald G. Fishman and Elizabeth Vanderslice met four (4) times during fiscal year 2003. The Nominating and Governance Committee has responsibility for nominating individuals to serve as members of the Board of Directors, and to establish policies affecting corporate governance. The Nominating and Governance Committee, among other things, determines the size and composition of the Company’s Board of Directors and nominates directors and executive officers for election. The Nominating and Governance Committee will consider nominees submitted in writing by stockholders to the attention of the Company’s Secretary, Thomas R. Lavelle. The Nominating and Governance Committee is governed by a Charter which can be found on the Company’s website at www.investor.xilinx.com.

BOARD OF DIRECTORS—PRINCIPLES OF CORPORATE GOVERNANCE

Board Composition

The Board believes there should be a substantial majority of independent directors on the Board. Seventy-five percent (75%) of the members of the Board of Directors are independent. Xilinx defines an “independent” director in accordance with NASDAQ Stock Market Marketplace Rule 4200(a)(14). Independent directors are given an opportunity to meet outside the presence of members of management, and hold such meetings regularly. The Board also believes it is appropriate to have members of management on the Board and management is represented By Mssrs. Roelandts and Sevcik.

Committees

All members of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee are independent directors. The Board and its Committees have authority to engage independent advisors and consultants and have used such services.

Lead Independent Director

It is the written policy of the Board that if the Chairman is also the Chief Executive Officer of the Company, the Board will designate an independent director to serve as Lead Independent Director, who is responsible for coordinating the activities of the independent directors, as well as other duties, including chairing meetings among the independent directors. It is anticipated that, upon Mr. Vonderschmitt’s retirement from the Board of Directors on August 7, 2003, Mr. Roelandts will become the Chairman of the Xilinx Board of Directors. At that time, the Xilinx Board shall appoint a Lead Independent Director.

Director Retirement Policy

The Board has adopted a mandatory retirement policy for directors, under which directors may not stand for re-election to the Board after age 75.

Diversity

The Board believes in bringing a diversity of skills and viewpoints to the Board. In pursuit of this goal, the Board seeks to add members who will bring diverse cultural backgrounds and critical skills in the areas of semiconductor design and marketing, manufacturing, systems, software and finance to the Board.

Board Governance

The Board has adopted a charter for itself, and has reviewed and approved charters for each of its Committees. Provisions under the Board Charter include:

•	All directors are elected annually at the annual stockholder meeting;

•	The Audit Committee has approved the adoption of the Financial Executives Institute Code of Financial Ethics by the Company’s Finance employees which supplements the Code of Conduct;

•	The Company’s Internal Audit function reports to the Audit Committee of the Board and administratively to the Company’s Chief Financial Officer; and

•	The Board has adopted and implemented a self-evaluation process and has made changes in Board meeting procedures based on feedback from the process.

CEO Succession

The Board has addressed the issue of succession of the Chief Executive Officer, and is committed to regularly reviewing its policy.

Code of Conduct

The Board has also approved an amended Code of Conduct applicable to the employees and the directors of the Company alike. The Company’s Code of Conduct can be viewed by accessing the Corporate Governance page from www.investor.xilinx.com. The Code of Conduct includes protections for employees who report violations of the Code of Conduct and other improprieties, and the Board has approved an anonymous reporting process to encourage employees to report violations.

Stockholder Value

The Board of Directors is cognizant of the interests of the Stockholders and accordingly has adopted the following provisions:

•	All employee stock plans are submitted to the stockholders for approval prior to adoption;

•	The Company has an existing agreement under which there will be no repricing of stock options without obtaining the approval of the stockholders; and

•	The Company has an agreement to limit annual dilution under its stock plans for employees to 3% or less.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities to the stockholders relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the audit process. While the Committee sets the overall corporate tone for quality financial reporting, the primary responsibility for the Company’s financial reporting lies with senior management.

The Company’s independent accountants, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles in the United States. In carrying out its responsibilities, the Audit Committee is empowered to investigate any matter with full access to all books, records, facilities and personnel of the Company and has the power to retain outside counsel or other experts for this purpose. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or certify the activities of management and the independent accountants.

Among its other functions, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended March 29, 2003. The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees.” The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants required by the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with them their independence from the Company and its management.

Following the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Xilinx’s Annual Report on Form 10-K for the fiscal year ended March 29, 2003 for filing with the SEC.

Audit Committee of the Board of Directors

—John L. Doyle, Chairman

—William G. Howard, Jr.

—Elizabeth Vanderslice

COMPENSATION OF DIRECTORS

The Company pays its directors $30,000 per year (paid on a quarterly basis) to attend Board meetings. Chairpersons of Board committees receive an additional $5,000 per year, also paid on a quarterly basis. The Board of Directors also participated in the Payroll Reduction Program instituted by the Company in fiscal year 2002, which resulted in each director having his or her pay reduced by fifteen percent (15%). (See, below, “Report of the Compensation Committee of the Board of Directors for Fiscal Year 2003”).

The Company’s 1997 Stock Plan currently provides for an automatic grant of nonqualified options to non-employee directors of the Company. Each eligible non-employee director is granted an initial option to purchase 36,000 shares of Common Stock on the date of the director’s first meeting after becoming a director and an additional option to purchase 12,000 shares of Common Stock on an annual basis thereafter. Director options are granted with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant and currently vest over four years.

Mr. Vonderschmitt also serves as a consultant to the Company. (For a description of Mr. Vonderschmitt’s consulting agreement see the discussion under the caption “Employment Contracts and Termination of Employment and Change-In-Control Arrangements”).

Directors who are actively employed as executives by the Company receive no additional compensation for their service as directors. Mr. Roelandts and Mr. Sevcik are the only employee directors of the Company.

EXECUTIVE COMPENSATION

In addition to the information we are required to disclose by the Rules and Regulations of the SEC, we have voluntarily included additional disclosures in this section with respect to our equity based compensation plans so that the investors can make a more informed decision when deciding how to vote their proxies.

Stock Options

Our stock option program is a broad-based, long-term retention program that is intended to attract and retain talented employees and align stockholder and employee interests. All of our employees participate in the plan. The following table sets forth option grants to employees and Named Executive Officers (as defined below) during the last three fiscal years ended March 31.

Employee and Executive Option Grants For Fiscal Years 2003, 2002 and 2001

	2003	2002	2001
Net grants during the year as a % of outstanding shares	1.4%	2.6%	2.0%
Grants to Named Executive Officers during the year as a % of total options granted	8.0%	8.6%	4.9%
Grants to Named Executive Officers during the year as a % of outstanding shares	0.1%	0.2%	0.1%
Cumulative options held by Named Executive Officers as a % of total outstanding options	13.8%	14.0%	13.7%

The following table sets forth compensation paid for services to the Company in all capacities during the last three fiscal years to (i) the Company’s Chief Executive Officer, and (ii) the four other most highly compensated individuals who were serving as executive officers of the Company at the end of the Company’s fiscal year ended March 29, 2003 (collectively, the “Named Executive Officers”).

Summary Compensation Table

	Annual Compensation						Long-Term Compensation Awards(3)
Name and Principal Position	Fiscal Year	Salary($)			Bonus($)(2)		Options(#)		All Other Compensation($)(7)

Willem P. Roelandts, President & Chief Executive Officer	2003 2002 2001	$ $ $	715,500 561,966 675,000	(1)	$ $ $	408,902 0 250,088	300,000 303,620 300,000	(4) (5) (6)	$ $ $	5,856 4,557 3,054

Kris Chellam, Senior Vice President, Finance and Chief Financial Officer	2003 2002 2001	$ $ $	345,000 265,734 320,000	(1)	$ $ $	169,740 0 100,320	100,000 101,209 75,000	(4) (5) (6)	$ $ $	6,245 3,523 59,825

Steven D. Haynes, Vice President, Worldwide Sales	2003 2002 2001	$ $ $	315,000 256,119 290,000	(1)	$ $ $	129,938 0 74,385	100,000 91,790 60,000	(4) (5) (6)	$ $ $	5,856 4,557 3,190

Richard W. Sevcik, Senior Vice President and General Manager	2003 2002 2001	$ $ $	465,000 395,831 435,000	(1)	$ $ $	228,780 0 136,373	150,000 151,157 100,000	(4) (5) (6)	$ $ $	5,856 4,557 2,987

Sandeep Vij, Vice President, Worldwide Marketing	2003 2002 2001	$ $ $	275,000 226,175 260,000	(1)	$ $ $	113,438 0 66,690	55,000 56,407 40,000	(4) (5) (6)	$ $ $	6,676 3,391 5,336

(1)	The Executive Officer had his salary reduced for a portion of the fiscal year as part of the Company’s Payroll Reduction Program. See “Report of the Compensation Committee of the Board of Directors for Fiscal Year 2003”, below.

(2)	Represents management incentives earned in fiscal years 2003, 2002, and 2001 for achievement of corporate and individual objectives.
(3)	The Company has not granted any stock appreciation rights or restricted stock awards and does not have any Long-Term Incentive Plans as that term is defined in regulations promulgated by the SEC.
(4)	Represents options granted on April 1, 2003 based on anticipated contributions by the employee.
(5)	Represents options granted on April 1, 2002 based on anticipated contributions by the employee, and stock options granted as part of the Company’s Payroll Reduction Program; See below, “Report of the Compensation Committee of the Board of Directors”. The Company granted options to employees on November 15, 2001 and April 1, 2002 based on anticipated contributions by the employees. The number of options represented in the table above for fiscal year 2002 includes the number of options granted to the Executive Officer in November 2001 as well as April 2002.
(6)	Represents options granted on April 2, 2001 based on anticipated contributions by the employee.
(7)	Includes the market value of shares purchased pursuant to the 1990 Employee Qualified Stock Purchase Plan on the date of such purchase, minus the purchase price of such shares under the Purchase Plan.

The following table sets forth information relating to In-the-Money and Out-of-the-Money Option information for all option grants of the Company outstanding as of the end of fiscal year 2003:

In-the-Money and Out-of-the-Money Option Information

As of the End of Fiscal Year 2003

	Exercisable Shares	Unexercisable Shares	Total Shares	Weighted Average Exercise Price
	(shares in thousands)
In-the-Money(1)	38,819	2,090	40,909	$13.17
Out-of-the-Money(1)	6,269	10,733	17,002	$53.91
Total Options Outstanding	45,088	12,823	57,911	$25.14

(1)	Out-of-the-money options are those options with an exercise price equal to or above the closing price of $24.30 per share at March 28, 2003.

Option Grants in Last Fiscal Year

The following table shows option grants during the fiscal year ended March 29, 2003 for the Named Executive Officers and the potential realizable value of those options, assuming 5% and 10% annual appreciation, at the end of the ten-year option term.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(5)
	Options Granted (#) (1)(2)	% of Total Options Granted to Employees in Fiscal Year (%)	Exercise Price($) (3)	Expiration Date(4)
Name					5%	10%
Willem P. Roelandts	300,000	3.32%	$23.49	04/01/13	$4,431,820	$11,231,103
Kris Chellam	100,000	1.11%	$23.49	04/01/13	$1,477,273	$3,743,701
Steven D. Haynes	100,000	1.11%	$23.49	04/01/13	$1,477,273	$3,743,701
Richard W. Sevcik	150,000	1.66%	$23.49	04/01/13	$2,215,910	$5,615,552
Sandeep Vij	55,000	0.61%	$23.49	04/01/13	$812,500	$2,059,036

(1)	These options were granted under the Company’s 1997 Stock Option Plan, have a 10-year term, vest over a four-year period of employment and have an exercise price equal to market value on the date of grant.

(2)	The number of options represented in this column represents options granted April 1, 2003 based on anticipated contributions by the employee to the Company.
(3)	The exercise price may be paid by check, cash or delivery of shares that have been held for a minimum of six months.
(4)	Options may terminate before their expiration dates if the optionee’s status as an employee, director, or consultant is terminated, upon the optionee’s death or upon an acquisition of the Company.
(5)	Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually from the date of grant until the end of the ten-year option term. These values are calculated based on requirements established by the SEC and do not reflect the Company’s estimate of future stock price appreciation.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Options

The following table sets forth, as to the Named Executive Officers, certain information concerning exercise of options during the fiscal year ended March 29, 2003, and the year-end value of unexercised options:

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-end (#)		Value of Unexercised In-the-Money Options at Fiscal Year-end ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Willem P. Roelandts	260,000	$4,760,068	4,345,903	433,617	$54,701,626	$31,145
Kris Chellam	20,000	$154,574	656,405	129,804	$7,583,863	$4,157
Steven D. Haynes	0	0	401,002	109,112	$3,376,984	$4,169
Richard W. Sevcik	0	0	1,288,757	185,760	$13,568,661	$6,219
Sandeep Vij	48,100	$1,093,600	375,057	71,350	$2,984,836	$5,201

(1)	Calculated by determining the difference between the fair market value of the Securities underlying the options at March 28, 2003 ($24.30 per share) and the exercise price of the options.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of Common Stock of the Company as of May 15, 2003, except as noted below, by (i) each stockholder known to the Company to be a beneficial owner of more than 5% of the Company’s Common Stock, (ii) each of the Company’s directors, (iii) each of the named officers in the Summary Compensation Table and (iv) all directors and executive officers as a group. The Company believes that each of the beneficial owners of the Common Stock listed below, based on information furnished by such beneficial owners, has sole voting power and investment power with respect to such shares, except as otherwise set forth in the footnotes below and subject to applicable community property laws.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Greater than 5% Stockholders
Capital Research and Management Company 333 South Hope Street Los Angeles, CA 90071	27,300,280	(1)	8.10%

The TCW Group Inc. 865 South Figueroa Street Los Angeles, CA 90017	20,419,387	(2)	6.10%

FMR Corp 82 Devonshire Street Boston, MA 02109	19,792,796	(3)	5.87%

Directors
Bernard V. Vonderschmitt	3,751,252	(4)	1.10%
Willem P. Roelandts	4,281,552	(5)	1.26%
John L. Doyle	242,043	(6)	*
Jerald G. Fishman	42,162	(7)	*
Philip T. Gianos	102,735	(8)	*
William G. Howard, Jr.	360,037	(9)	*
Harold E. Hughes, Jr.	36,000	(10)	*
Richard W. Sevcik	1,234,739	(11)	*
Elizabeth Vanderslice	30,140	(12)	*

Named Executive Officers
Kris Chellam	739,356	(13)	*
Steven D. Haynes	462,977	(14)	*
Sandeep Vij	370,397	(15)	*
All directors and executive officers as a group (14 persons)	12,473,197	(16)	3.67%

*	Less than 1%
(1)	Based on information contained in an amendment to Schedule 13G, dated as of December 31, 2002, which was filed by this stockholder pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, on February 13, 2003.
(2)	Based on information contained in an amendment to Schedule 13G, dated as of December 31, 2002, which was filed by this stockholder pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, on February 5, 2003.
(3)	Based on information contained in an amendment to Schedule 13G, dated as of December 31, 2002, which was filed by this stockholder pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, on February 14, 2003.
(4)	Includes options to purchase 29,543 shares of Common Stock exercisable within 60 days from May 15, 2003 and 3,721,709 shares held by the Bernard V. & Theresa S. Vonderschmitt Jt. Trust. Please note that Mr. Vonderschmitt will retire from the Board of Directors as of August 7, 2003.
(5)	Includes options to purchase 4,214,498 shares of Common Stock exercisable within 60 days from May 15, 2003. Mr. Roelandts is President and Chief Executive Officer of the Company in addition to being a director. Upon Mr. Vonderschmitt’s retirement from the Board of Directors and if duly elected to the Board by the stockholders, Mr. Roelandts will become Chairman as of August 7, 2003.

(6)	Includes options to purchase 238,043 shares of Common Stock exercisable within 60 days from May 15, 2003 and 4,000 shares held by the Doyle Family Trust.
(7)	Includes options to purchase 42,162 shares of Common Stock exercisable within 60 days from May 15, 2003.
(8)	Includes options to purchase 40,043 shares of Common Stock exercisable within 60 days from May 15, 2003 and 40 shares held by Mr. Gianos’ son.
(9)	Includes options to purchase 360,037 shares of Common Stock exercisable within 60 days from May 15, 2003.
(10)	Mr. Hughes became a Director on June 11, 2003. Upon becoming a Director, Mr. Hughes received an automatic grant of 36,000 options to purchase shares of Common Stock. For clarity, we are including all 36,000 as exercisable within 60 days from May 15, 2003.
(11)	Includes options to purchase 1,226,636 shares of Common Stock exercisable within 60 days from May 15, 2003.
(12)	Includes options to purchase 29,912 shares of Common Stock exercisable within 60 days from May 15, 2003 and 228 shares held in joint ownership.
(13)	Includes options to purchase 682,794 shares of Common Stock exercisable within 60 days from May 15, 2003, 38,991 held by the Chellam Family Trust, 8,000 shares held by a Family Corporation, 5,900 held by Mr. Chellam’s immediate family and 1,000 shares by Mr. Chellam’s mother-in-law.
(14)	Includes options to purchase 423,714 shares of Common Stock exercisable within 60 days from May 15, 2003, 15,000 shares held by the Haynes Family Foundation, 800 held by Mr. Haynes’ immediate family and 23,463 shares held in a joint trust.
(15)	Includes options to purchase 356,259 shares of Common Stock exercisable within 60 days from May 15, 2003, and 1,369 shares held in joint ownership.
(16)	Includes options held by executive officers and directors of the Company to purchase an aggregate of 8,123,308 shares of Common Stock exercisable within 60 days from May 15, 2003.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND

CHANGE-IN-CONTROL ARRANGEMENTS

Employment Contracts

On January 11, 1996, the Company entered into a letter agreement with Willem P. Roelandts, its current President and Chief Executive Officer, relating to terms of his employment, his initial level of compensation and payment of certain compensation in the event of his termination from the Company under certain circumstances. The agreement provides for initial base compensation of $41,667 per month, a target bonus equal to 60% of base salary and the grant of options to purchase 3,200,000 shares of Common Stock, exercisable at $7.95 per share and vesting over a five year period. The letter agreement provides that in the event that Mr. Roelandts voluntarily terminates his employment with the Company or is terminated for cause, he will not be eligible to receive any severance payments. The letter agreement also provides that if Mr. Roelandts is terminated without cause within one year of a change in control of the Company, he would receive two year’s base pay, two year’s target bonus, two year’s medical and dental insurance and full vesting of all previously unvested stock options.

In January 1996, Bernard V. Vonderschmitt resigned as Chief Executive Officer of the Company. On June 1, 1996, Mr. Vonderschmitt became a consultant to the Company pursuant to a consulting agreement effective the same date (the “Consulting Agreement”). The Consulting Agreement provides that Mr. Vonderschmitt shall continue his service as Chairman of the Company’s Board of Directors and, as reasonably requested by the Company, shall provide advice on issues of importance to the Company, including general corporate, technological and marketing issues. The terms of the Consulting Agreement provide for nominal compensation to Mr. Vonderschmitt of $1/year, continued ability to exercise all vested stock options which Mr. Vonderschmitt received as President of the Company and for reimbursement of expenses incurred by Mr. Vonderschmitt in connection with the provision of his consulting services as well as the provision of medical and dental insurance for Mr. Vonderschmitt and his spouse. Following his retirement from the Board, Mr. Vonderschmitt will continue to be able to purchase health insurance for himself and his spouse through the Company with all costs passed through to Mr. Vonderschmitt.

On April 10, 1997, the Company entered into a letter agreement with Richard W. Sevcik, its current Senior Vice President and General Manager, relating to terms of his employment, his initial level of compensation and payment of certain compensation in the event of his termination from the Company under certain circumstances. The agreement provides for a hire-on bonus of $150,000 payable over two years in equal installments, initial base compensation of $29,167 per month, a target bonus equal to 50% of base salary with the first two fiscal year 1998 quarters guaranteed and the grant of options to purchase 1,200,000 shares of Common Stock, exercisable at $11.72 per share and vesting over a four year period. The letter agreement provides that in the event that Mr. Sevcik voluntarily terminates his employment with the Company or is terminated for cause, he will not be eligible to receive any severance payments. The letter agreement also provides that if Mr. Sevcik is terminated without cause within one year of a change in control of the Company, he would receive one year’s base pay, one year’s target bonus, one year’s medical and dental insurance and one year’s vesting of unvested stock options.

On December 3, 1997, the Board of Directors approved a discretionary plan enabling it to provide for the acceleration of the vesting by one year of options held by an officer in the event of the voluntary resignation by such officer at or after attaining the age of fifty-five (55) with at least five year’s service as an officer of the Company. Such acceleration of the vesting of options is subject to certain restrictions and conditions as determined by the Board of Directors.

On July 22, 1998, the Company entered into a letter agreement with Kris Chellam, its current Senior Vice President, Finance and Chief Financial Officer, relating to terms of his employment and his initial level of compensation. The agreement provides for a hire date of July 27, 1998 and hire-on bonus of $150,000 payable in six equal, quarterly installments, initial base compensation of $22,917 per month, and the grant of options to purchase 600,000 shares of Common Stock at a price per share equal to $8.91 and vesting over a four year period.

Change in Control Arrangements

1997 Stock Plan

Merger or Consolidation

In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding option shall be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option the optionee shall fully vest in and have the right to exercise the option as to all of the options including options which would not otherwise be vested or exercisable. If an option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the optionee would be fully vested and would have the right to exercise the option(s) for a period of thirty (30) days. If not exercised within said 30 day period, the option Right would terminate upon the expiration of such period.

Dissolution or Liquidation

In the event of the proposed dissolution or liquidation of the Company, the Administrator in its discretion may provide for an optionee to have the right to exercise his or her option until ten (10) days prior to such transaction as to all of the options covered thereby, including shares as to which the options would not otherwise be exercisable. To the extent it has not been previously exercised, an option would terminate immediately prior to the consummation of such proposed action.

Changes in Capitalization

Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding option, and the number of shares of Common Stock which have been authorized for issuance under the 1997 Stock Plan but as to which no options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an option, as well as the price per share of Common Stock covered by each such outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF

DIRECTORS FOR FISCAL YEAR 2003

Overview

The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, determines the specific compensation levels for senior management and administers the Profit Sharing Plan, the Xilinx Incentive Plan, the Pay for Xilinx Performance (“PXP”) bonus plan, the 1990 Employee Qualified Stock Purchase Plan, the 1997 Stock Plan and the Deferred Compensation Plan. The Compensation Committee is comprised of independent, non-employee directors who have no interlocking relationships as defined by the SEC. The Committee regularly consults independent compensation data such as public company proxy statements and the Radford Management Survey in setting executive compensation. The companies whose proxies and other publicly available materials the Committee reviews in the course of setting executive compensation levels satisfy all or some of the following criteria: they are in similar industries as the Company; they are of roughly similar size (as measured by revenues and aggregate market capitalization) as the Company; they have similar growth expectations as the Company; or they are other companies against whom Xilinx competes for talent.

The Company applies a similar philosophy to compensation for all employees, including senior management. This philosophy is based upon the premise that the achievements of the Company result from the coordinated efforts of all individuals’ contributions working toward common, defined goals.

Base salaries for the Company’s executive officers are reviewed and adjusted on an annual basis. In determining compensation for the Company’s executive officers for the 2003 fiscal year, the Committee considered a number of factors. In the case of all executive officers of the Company, determination of base salary was based on a number of criteria, including the individual officer’s performance level during the prior year, the officer’s base compensation level during the prior year, individual achievements of that officer and base salary paid to officers in comparable positions at companies in Xilinx’s industry and of comparable size. Determination of base salary is not made in accordance with a strict formula which measures weighted qualitative and quantitative factors, but rather is based on objective data synthesized to competitive ranges following statistical analysis and subjective policies and practices, including an overall review of the foregoing factors, all of which are considered when making the determination of base salary.

Whether or not bonuses are paid is determined solely by whether or not the Company has achieved corporate financial goals for a given quarter. Effective October 1, 2002 at the beginning of the Company’s third fiscal quarter, a new bonus plan, called Pay for Xilinx Performance, was implemented to replace the Xilinx Incentive Plan. It is the Compensation Committee’s opinion that PXP improves the link between Company performance and bonus payments to employees. There were no changes to the revenue targets associated with the change. Under both PXP and the old Xilinx Incentive Plan if bonuses are paid, they are based on pre-set performance against revenue and operating profit goals. With respect to target bonuses for each executive officer, a target percentage was established based on target bonuses of comparable officers at comparable companies. During fiscal year 2003, partial cash bonuses were paid to each executive officer of the Company based on the previous bonus plan as well as PXP. For the upcoming fiscal year, payment of such bonuses to executive officers will be pursuant to PXP.

The Committee’s determination with respect to stock option grants to executive officers for fiscal year 2003 was based on future anticipated contributions by the individual and corporate performance. Determination of option grant amounts is not made in accordance with a strict formula which measures weighted qualitative and quantitative factors, but rather is based on objective data synthesized to competitive ranges following statistical analysis and subjective policies and practices, including an overall review of both individual and corporate performance and the value of stock option grants of comparable officers at comparable companies.

Payroll Reduction Programs

During fiscal year 2002, the Company experienced revenue and profit shortfalls related to the economic recession. As a means of reducing internal costs, the Company invoked a number of payroll reduction programs (collectively the “Payroll Reduction Program”). These programs affected all employees in the United States, including the directors and officers of the Company, and resulted in pay cuts, voluntary time-off, and mandatory shutdown days by the Company; the Company adopted equivalent programs, in compliance with local law, for its international employees. These programs were discontinued at the beginning of the 2003 fiscal year as a result of improved business conditions.

Compensation Philosophy

The goals of the compensation program are to align compensation with performance and to enable the Company to attract, retain and reward personnel who contribute to the long-term success of the Company. The Company’s compensation program for executive officers is based on the same principles that apply to all Xilinx employees.

Competitive Levels of Compensation

The Company is committed to providing a compensation program that helps to attract and retain the people necessary to achieve its objectives. To ensure that this program is competitive, the Company periodically reviews the compensation practices of other companies in similar industries. The Company believes that its compensation levels are near the median of industry compensation levels.

Compensation Linked to Performance

Executive officers are rewarded based upon corporate and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as revenue growth, operating profit and performance relative to that of competitors. Individual performance is evaluated in the context of progress against established objectives.

Compensation Determination and Administration Processes

The Company generally applies its compensation philosophy worldwide, in accordance with local law. The Company believes that all employees should understand the performance evaluation and compensation administration processes and endeavors to make such processes fully comprehensible to them.

Modes of Compensation

Approximately once a year, the Company reviews employees’ base salaries, taking into consideration each employee’s performance and salaries for competitive positions in the labor market.

The Company believes that all employees are responsible for achieving corporate profit objectives. At the beginning of fiscal year 2003, the Company had two worldwide profit-based cash incentive plans: a Profit Sharing Plan and a Xilinx Incentive Plan. These plans provided for a portion of profits to be shared with employees only if the Company achieves pre-stated levels of growth in revenue and operating income. The Company’s officers and key employees, including certain of the Named Executive Officers, participated in the Xilinx Incentive Plan, while all other employees (with the exception of employees in the Sales Incentive Plan) participate in the Profit Sharing Plan (provided that they are employed for the entire calendar quarter). Officers and key employees do not participate in the Profit Sharing Plan.

Effective October, 2002, the Company instituted the Pay for Xilinx Performance bonus program to replace the aforementioned Xilinx Incentive Plan while maintaining the Profit Sharing Plan similar to the previous bonus plan. Under the PXP program, employees who are eligible receive the distribution of a bonus payment on a quarterly basis if certain levels of revenue and operating profit margin are achieved by the Company. For the Executive Officers, the PXP formula also includes a small portion relating to the achievement of certain strategic initiatives. Individual awards are based upon salary, Company performance and level of responsibility.

On April 1, 2000, the Compensation Committee adopted a non-qualified deferred compensation plan. Under the Deferred Compensation Plan, certain key employees and non-employee directors may defer a portion of their salary and bonus. Participants’ deferrals earn rates of return based on the performance of the mutual funds selected by the participants.

The Company believes it is important to align employee and stockholder long-term interests by creating a strong and direct link between employee compensation and stockholder return. To this effect the Company has both a 1988 Stock Option Plan and a 1997 Stock Plan, as well as a 1990 Employee Qualified Stock Purchase Plan.

Under the 1990 Employee Qualified Stock Purchase Plan, employees who meet the required work hours are entitled to purchase shares of Common Stock at 85% of the fair market value of the stock at certain specified dates.

Compensation of the Chief Executive Officer

Pursuant to the recommendation of the Compensation Committee, Mr. Roelandts had an annual base salary in the amount of $715,500 for fiscal year 2003. Mr. Roelandts was also eligible for a performance-based bonus targeted at 70% of his annual base salary upon the achievement of certain performance goals set by the Board of Directors. Mr. Roelandts received a bonus during fiscal year 2003, based on the same formula as applicable to other employees. The Committee determined Mr. Roelandts’ compensation pursuant to objective data synthesized to competitive ranges following statistical analysis and subjective policies and practices, including assessment of his achievements, and a review of compensation paid to chief executive officers of comparable companies. On April 1, 2003, Mr. Roelandts was granted an additional 300,000 options to purchase common stock of the Company based on his anticipated contributions to the Company. These options were granted under the Company’s 1997 Stock Option Plan, have a 10-year term, vest over a four-year period of employment and have an exercise price equal to market value on the date of grant.

Compensation Committee of The Board of Directors

—Philip T. Gianos, Chairman

—William G. Howard, Jr.

—Jerald G. Fishman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is an officer or employee of the Company or any of its subsidiaries.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company is not aware of any beneficial owner of more than ten percent of its Common Stock. To the Company’s knowledge, based solely upon a review of the copies of such reports furnished to the Company, and written representations from certain reporting persons that no other reports were required, the Company believes that its officers, directors and greater-than-10% stockholders (if any) complied with all Section 16(a) filing requirements during the 2003 fiscal year except as follows: In March 2002, Mr. Steven D. Haynes inadvertently failed to report the sale of stock by his son, which subsequently was reported on Form 4.

COMPANY STOCK PRICE PERFORMANCE

The following chart shows a comparison of cumulative total return for the Company’s Common Stock, the Standard & Poor’s 500 Stock Index (“S&P 500 Index”), and the Standard & Poor’s 500 Semiconductors Index (“S&P 500 Semiconductors”). The total stockholder return assumes $100 invested on March 31, 1998 in Xilinx, Inc. Common Stock, the S&P 500 and the S&P 500 Semiconductors.

	Base Period Mar 98	INDEXED RETURNS Years Ended
Company / Index		Mar 99	Mar 00	Mar 01	Mar 02	Mar 03
XILINX, INC	100	216.70	884.82	375.30	425.89	250.13
S&P 500 INDEX	100	118.46	139.71	109.43	109.69	82.53
S&P 500 SEMICONDUCTORS	100	151.44	374.29	141.81	154.22	79.52

NOTE:  STOCK PRICE PERFORMANCE AND INDEXED RETURNS FOR OUR COMMON STOCK ARE HISTORICAL AND ARE NOT AN INDICATOR OF FUTURE PRICE PERFORMANCE OR FUTURE INVESTMENT RETURNS

HOUSEHOLDING

In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Company’s proxy materials unless one or more of these stockholders notifies the Company that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials, please send your request to: Xilinx, Inc., 2100 Logic Drive, San Jose, CA 95124, Attn: Investor Relations, or visit the Company’s website at www.xilinx.com. You may also contact the Company if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS

Dated:  June 17, 2003

APPENDIX A

XILINX, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

This charter governs the operations of the Xilinx, Inc. (the “Company”) Audit Committee of the Board of Directors (the “Committee”). The Committee will review and reassess the adequacy of the charter at least annually and obtain the approval of the charter by the Board of Directors.

1.    Purpose.  The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to the shareholders relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls and the audit process. Consistent with this function, the Audit Committee provides an open avenue of communication among the independent auditors, financial and senior management, the internal audit department and the Board of Directors. The Committee sets the overall corporate tone for quality financial reporting. The primary responsibility for the Company’s financial reporting lies with senior management. In carrying out its responsibilities, the Audit Committee is empowered to investigate any matter with full access to all books, records, facilities and personnel of the Company and has the power to retain outside counsel or other experts for this purpose.

2.    Composition.  The members of the Audit Committee shall be appointed by the Board of Directors. The Chairman of the Committee shall be designated by the Board of Directors. The Committee shall have at least three members, and shall be comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, at least one member of the Committee shall qualify as an “Audit Committee Financial Expert.” For purposes of this charter, an “Audit Committee Financial Expert” or an “independent director” is a director who meets the financial expert or independence and experience requirements of the NASDAQ Stock Market, Inc. and the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated there under.

3.    Duties and Responsibilities.  The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee or the Board of Directors may amend them as appropriate.

a.  The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company’s shareholders. The Audit Committee and the Board of Directors shall be directly responsible for the appointment, compensation, and oversight of the work of the independent auditors. The Committee shall review with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. The Committee shall discuss with the independent auditors relationships and services that in the view of the Committee may affect auditor objectivity or independence and shall take, or recommend that the full Board take, appropriate action to oversee the independence of the outside auditors. All audit and permissible non-audit services provided by the independent auditors will require the pre-approval of the Committee.

b.  The Committee shall review with the internal auditor and independent auditors the overall scope and plans for their respective audits. The Committee will discuss with management, the internal auditor and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk. The Committee will meet separately with the internal auditor and the independent auditors, with and without management present, to discuss the results of their audits.

c.  The Committee shall review the Company’s interim financial statements with the independent auditors prior to the Company filing its Form 10-Q. The Committee shall review with management and the independent auditors the audited financial statements to be included in the Company’s Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee will review with the independent auditors, on completion of the annual audit, their experience, any restrictions on their work, cooperation received, their findings and their recommendations, and any other matters required to be discussed with the independent auditors by SAS 61, as may be modified or supplemented. Based on such review and discussions, the Committee will consider whether it will recommend to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K.

d.  The Committee shall review and approve, if appropriate, material changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors, management, or the internal audit department.

e.  The Committee shall establish procedures for the receipt, retention and treatment of all complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

f.  The Committee shall establish procedures for the receipt, retention and treatment of all confidential, anonymous submissions by employees of the Company relating to concerns regarding questionable accounting or auditing matters.

ATTN: INVESTOR RELATIONS

2050 LOGIC DRIVE

SAN JOSE, CA 95124-3400

YOU CAN VOTE YOUR SHARES BY INTERNET OR

TELEPHONE

QUICK—EASY—IMMEDIATE

AVAILABLE 24 HOURS A DAY—7 DAYS A WEEK

Xilinx, Inc. encourages you to take advantage of convenient ways to vote your shares. You may vote by either of the three methods described below. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by Internet, telephone or mail, read the 2003 Proxy Statement and then follow those easy steps:

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to XILINX, INC., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

XILINX

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

XILINX, INC.

1.    ELECTION OF DIRECTORS:

Nominees: 01) Willem P. Roelandts, 02) John L. Doyle, 03) Jerald G. Fishman, 04) Philip T. Gianos, 05) William G. Howard, Jr., 06) Harold E. Hughes, Jr. 07) Richard W. Sevcik and 08) Elizabeth Vanderslice.

☐    For All                    ☐    Withhold All                ☐    For All Except

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

2.    PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF XILINX FOR THE FISCAL YEAR ENDING APRIL 3, 2004.

☐  For                            ☐  Against                            ☐  Abstain

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

MARK HERE FOR ADDRESS CHANGE AND NOTE ON REVERSE SIDE.    ☐

HOUSEHOLDING ELECTION—Please indicate if you consent to receive certain future investor communications in a single package per household

☐    YES    ☐    NO

Signature [PLEASE SIGN WITHIN BOX]                  Date             Signature (Joint Owners)              Date

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DlRECTORS OF

XILINX, INC.

2003 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of XILINX, INC., a Delaware corporation (“Xilinx”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of Xilinx, each dated June 17, 2003, and hereby appoints Willem P. Roelandts and Thomas R. Lavelle, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2003 Annual Meeting of Stockholders of Xilinx to be held on August 7, 2003, at 11:00 a.m. Pacific Daylight Time, at Xilinx, Inc ., 2050 Logic Drive, San Jose, California, 95124, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock $0.01 par value of Xilinx (“Common Stock”), which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF EACH OF WILLEM P. ROELANDTS, JOHN L. DOYLE, JERALD G. FISHMAN, PHILIP T. GlANOS, WILLIAM G. HOWARD, JR., HAROLD E. HUGHES, JR., RICHARD W. SEVCIK AND ELIZABETH VANDERSLICE AS DIRECTORS OF XILINX; FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2004; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)